Exhibit 99.1

Zoran Corporation:
Karl Schneider Chief Financial Officer (408) 523-6500 ir@zoran.com	Bonnie McBride (Investors) (415) 454-8898 bonnie@avalonir.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS SECOND QUARTER 2010 RESULTS

Sunnyvale, Calif. — July 26, 2010 — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its second quarter ended June 30, 2010.

Revenues for the second quarter were $93.4 million, compared to $90.5 million last quarter and $102.7 million for the second quarter of 2009. The Company reported a second quarter GAAP net loss of $6.7 million, or $0.13 per share, which compares with a GAAP net loss of $4.0 million, or $0.08 per share, for the previous quarter and a GAAP net loss of $13.8 million, or $0.27 per share, for the second quarter of the prior year.

Non-GAAP net loss for the second quarter was $4.0 million, or $0.08 per share, which excludes $109 thousand of amortization of acquired intangible assets, $2.4 million of stock-based compensation expenses, but includes an adjustment of $100 thousand for the tax provision to a non-GAAP rate. This compares with non-GAAP net loss of $1.4 million, or $0.03 per share, for the previous quarter, and a non-GAAP net loss of $4.3 million, or $0.08 per share for the same period last year.

During the quarter, the Company repurchased 2.1 million shares of its outstanding common stock for approximately $20 million in accordance with its stock repurchase program.

“The results of the second quarter were mixed, with digital cameras once again out-performing expectations, while DTV continued to face challenges,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “Our outlook for DTV for the remainder of the year has been substantially reduced, primarily due to customer program delays and customer share loss to tier-1 brands. We believe our leading edge Frame-Rate-Conversion solution as well as our internet connected SOCs, which started shipping with a tier-1 DTV manufacturer during the quarter, will drive additional customer wins in the future. In digital cameras, we believe we are gaining market share and are seeing new opportunities for growth in segments such as DSLR and HD video recording. Printer Imaging is recovering and we are beginning to ship our highly-integrated Blu Ray solution.”

Recent Highlights

•	Revenues by product line for the second quarter of 2010 were 45 percent Digital Camera, 28 percent DTV (includes set-top-box), 15 percent Printer Imaging and 12 percent DVD.

•	ChipSiP and Zoran announced a new multi-memory package with an image processor for compact digital cameras

•	Zoran and Micrel announced a new reference design for internet connected DTVs

•	Zoran-based internet connected SOCs and Frame Rate Conversion solutions power new Toshiba television models

•	Zoran demonstrated its latest DTV and Set-Top Box platforms for worldwide manufacturers at Computex 2010 in Taiwan

•	Zoran licensed RealD Format for delivery of high-quality 3D content on consumer electronics products

•	Zoran is now delivering HDTV 1080p technology platforms for internet connected TVs for Europe, Brazil, China, Japan and other regions

•	RoxioNow is now available on Zoran’s Advanced HDTV processor platform

•	Zoran launched Inferno, its Linux-based firmware platform for printers, MFPs and scanners

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting third quarter 2010 revenues to range between $98 million and $103 million, with gross margins ranging between 51 and 52 percent. Excluding acquisition-related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $52 million to $54 million. Acquisition-related amortization costs are expected to be approximately $109 thousand and stock-based compensation expense is expected to range between $2.3 million and $2.8 million. The Company expects to record a third quarter GAAP loss in the range of $0.09 to $0.11 per share on approximately 50 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expenses, the Company expects to record a third quarter loss of $0.03 to $0.06 per share.

Zoran will provide more commentary on its second quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) and EPS that excludes charges such as amortization of acquired intangible assets, stock-based compensation expense, restructuring expense, non-recurring litigation settlements and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its second quarter results. To listen to the call, please call 617-896-9871 approximately five minutes prior to the start time. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on July 26, 2010, until 4:30 p.m. PT on Aug 1, 2010. The access number for the replay is 617-801-6888, confirmation number 90969455. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the Company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration is designed to deliver major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top-box, DVD, digital camera, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, India, Israel, Japan, Korea, Sweden, Taiwan, and the United Kingdom, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: the Company’s loss of market share in the DTV market; the Company’s ability to acquire new, and increase its business from current, customers, particularly in the DTV market; potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines, particularly in the DTV market; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the SEC.

Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Hardware product revenues	$82,721	$92,179	$161,771	$148,140
Software and other revenues	10,649	10,543	22,050	23,069

Total revenues	93,370	102,722	183,821	171,209
Costs and expenses:
Cost of hardware product revenues	45,190	54,312	88,910	90,310
Research and development	29,043	27,476	55,157	56,481
Selling, general and administrative	24,890	36,852	49,016	61,147
Amortization of intangibles	109	109	218	218
Restructuring expense	—	—		859

Total costs and expenses	99,232	118,749	193,301	209,015
Operating loss	(5,862)	(16,027)	(9,480)	(37,806)
Interest and other income, net	2,100	2,183	4,449	5,635

Loss before income taxes	(3,762)	(13,844)	(5,031)	(32,171)
Provision for income taxes	2,900	—	5,600	2,740

Net loss	$(6,662)	$(13,844)	$(10,631)	$(34,911)

Basic and diluted net loss per share	$(0.13)	$(0.27)	$(0.21)	$(0.68)

Shares used to compute basic and diluted net loss per share	50,364	51,494	50,769	51,333

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
GAAP net loss	$(6,662)		$(13,844)		$(10,631)		$(34,911)
Adjusting items to GAAP net loss:
Operating expenses related to stock based compensation expense	2,440	(a)	3,110	(a)	4,636	(a)	6,032	(a)
Operating expenses related to IP licensing related settlements	—		11,000	(b)	1,115	(b)	11,000	(b)
Amortization of intangibles	109	(c)	109	(c)	218	(c)	218	(c)
Restructuring expense	—		—		—		859	(d)
Provision for income taxes	100	(e)	(4,700	)(e)	(800	)(e)	(5,160	)(e)

Non-GAAP net loss	$(4,013	)(f)	$(4,325	)(f)	$(5,462	)(f)	$(21,962	)(f)

Non-GAAP basic and diluted net loss per share	$(0.08	)(f)	$(0.08	)(f)	$(0.11	)(f)	$(0.43	)(f)

Shares used to compute non-GAAP basic and diluted net loss per share	50,364		51,494		50,769		51,333

(a)	This adjustment reflects the stock-based compensation expense recorded under ASC 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)
(b)	For 2009, this adjustment reflects a non-recurring expense recorded during the quarter ended June 30, 2009 as a result of IP licensing related settlements. For 2010, this adjustment reflects a non-recurring expense associated with the settlement of an ongoing litigation. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)
(c)	This adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating its core operating performance. (see (f) below)
(d)	This adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)
(e)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (f) below)
(f)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating performance. The Company believes that this non-GAAP net loss, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net loss is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and short-term investments	$379,148	$398,686
Accounts receivable, net	29,252	21,997
Inventory	36,199	27,162
Prepaid expenses and other current assets	21,141	20,519

Total current assets	465,740	468,364
Property and equipment, net	12,304	12,456
Other assets	62,982	66,804
Intangible assets, net	4,614	4,832

Total assets	$545,640	$552,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,024	$29,090
Accrued expenses and other liabilities	35,589	30,701

Total current liabilities	75,613	59,791
Long term liabilities	33,141	32,397
Stockholders’ equity:
Common stock	50	51
Additional paid-in capital	855,053	867,139
Accumulated other comprehensive income	1,970	2,634
Accumulated deficit	(420,187)	(409,556)

Total stockholders’ equity	436,886	460,268
Total liabilities and stockholders’ equity	$545,640	$552,456

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)